Exhibit 10.1

AMENDMENT TO THE

NON-REDEMPTION AGREEMENT

This Amendment to the Non-Redemption Agreement (this “Amendment”) is dated September 14, 2023, by and between BYTE Acquisition Corp., a Cayman Islands exempted company (the “Company”) and the undersigned shareholder (the “Holder”).

WHEREAS, the Company and the Holder entered into that certain Non-Redemption Agreement dated as of March 8, 2023 (the “Original Agreement”), pursuant to which the Holder agreed to vote an aggregate of 1,000,000 of the Company’s Class A ordinary shares initially issued as part of the units sold by the Company in its initial public offering (“public shares”) held by it and/or its controlled affiliates (collectively, the “Holder’s Shares”) in favor of an amendment to the Company’s Amended and Restated Memorandum and Articles of Association (as amended, the “Charter”) to extend (the “First Extension”) the date by which the Company must consummate an initial business combination from March 23, 2023 to September 25, 2023 (the “First Extended Date”) and not to exercise its Redemption Rights with respect to the Holder’s Shares in connection with the First Extension, and the Company agreed to pay to the Holder in cash $0.033 per Holder’s Share per month through the First Extended Date;

WHEREAS, the Company is seeking shareholder approval to further amend the Charter to extend (the “Second Extension”) the date by which the Company must consummate an initial business combination from September 25, 2023 to December 26, 2023 (the “Second Extended Date”) and to allow the Company, without another shareholder vote, by resolution of the Company’s board of directors, to elect to further extend such date by three months until March 26, 2024 (the “Third Extended Date”);

WHEREAS, pursuant to Section 6(d) of the Original Agreement, the Original Agreement may be modified by an instrument in writing, signed by the party against whom enforcement of such modification is sought;

WHEREAS, the Company and the Holder wish to modify the Original Agreement by providing that the Holder will vote in favor of the Second Extension and will not exercise its Redemption Rights with respect to the Holder’s Shares in connection with the Second Extension and by extending the Company’s obligation to pay the Holder in cash $0.033 per Holder’s Share per month through the Second Extended Date and the Third Extended Date, if applicable; and

WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Original Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Amendments to Original Agreement.

(a) Each reference to the “Extension” in sections 2, 3, 4, 5 and 6 of the Original Agreement is hereby replaced with the term “Second Extension”.

(b) Each reference to the “Extended Date” in section 2 of the Original Agreement is hereby replaced with the phrase “Second Extended Date and/or Third Extended Date, as applicable”.

(c) Section 5(a) is hereby amended by deleting “August 23, 2023” and replacing it with the following:

“November 23, 2023, or, in the event that the Company’s board of directors elects to implement the extension to the Third Extended Date, February 23, 2024”.

(d) Each reference to “Agreement” in the Original Agreement shall, unless the context otherwise requires, mean the Original Agreement as modified by this Amendment.

2. Miscellaneous.

(a) Ratification; No Additional Amendments; Entire Agreement. The Original Agreement, as modified by this Amendment, is in all respects ratified, approved and confirmed. Except as expressly modified hereby, the terms and conditions of the Original Agreement shall continue in full force and effect. The Original Agreement, as modified by this Amendment, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(b) Governing Law, etc. This Amendment shall be governed by all of the “Miscellaneous” provisions in Section 6 of the Original Agreement, as modified hereby, as if such provisions were fully set forth herein, including all provisions concerning construction, reliance, enforcement, severability, notices, governing law, jurisdiction and venue, and the Trust Account.

(c) Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Amendment may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(d) Counterparts. This Amendment may be executed in two (2) or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

COMPANY:

BYTE ACQUISITION CORP.

By:	/s/ Samuel Gloor
Name:	Samuel Gloor
Title:	Chief Executive Officer and
Chief Financial Officer

HOLDER:

MIGDAL INSURANCE COMPANY LTD. MIGDAL SAL-DOMESTIC EQUITIES

By:	/s/ Alon Sanovsky
Name:	Alon Sanovsky
Title:	Head of Israeli equity

Address for Notices: EFAL 4, Petah Tikva, Israel
Attention: Alon Sanovsky
Email: alonsan@migdal.co.il

[Signature page to Amendment to Non-Redemption Agreement]

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